LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of the 24th day of March, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between INTERACTIVE MAGIC, INC., a Maryland corporation ("Borrower"), and PETRA CAPITAL, LLC, a Georgia limited liability company ("Lender").


                                    RECITALS:

     Borrower has requested that Lender make available to Borrower a loan in the amount of Three Million and No/100 Dollars ($3,000,000.00), upon the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth (the "Loan").

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:


                              ARTICLE 1 - THE LOAN


     1.1 Evidence of Loan Indebtedness and Repayment. Subject to the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower. The Loan shall be evidenced by a Secured Promissory Note substantially in the form attached hereto as Exhibit A (the "Note"), executed by Borrower in favor of Lender. The Loan shall be in the original principal amount indicated in the Note, shall be payable in accordance with the terms of the Note, and shall be prepayable at any time without penalty or premium. The proceeds of the Loan shall be disbursed by Lender on the date hereof (the "Closing Date") by wire transfer of immediately available funds in accordance with the written instructions of Borrower.

     1.2 Processing Fee. In connection with the making of the Loan, Borrower shall pay to Lender a processing fee in the amount of $60,000 (the "Processing Fee"). Lender hereby acknowledges that Borrower has prepaid one-half (1/2) of the Processing Fee ($30,000). The balance of the Processing Fee is due and payable on the Closing Date, and Borrower hereby authorizes and directs Lender to deduct and retain for its account the sum of $30,000 as payment of the outstanding balance of the Processing Fee.

     1.3 Stock Purchase Warrants. In consideration for Lender's entering into this Agreement and for making the Loan contemplated herein, Borrower shall deliver to Lender a

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



Stock Purchase Warrant substantially in the form attached hereto as Exhibit B (the "Warrant"), executed by Borrower in favor of Lender.

     1.4 Investment Representations. Lender represents and warrants that it is purchasing the Warrant and any shares of common stock issuable upon exercise of the Warrant for its own account, for investment purposes and not with a view to the distribution thereof. The foregoing representations and warranties shall not be construed as imposing any limitation on Lender's right to transfer the Warrant or any of the shares of common stock issuable upon the exercise of the Warrant that is not otherwise expressly set forth herein or in the Warrant or required under applicable law.

     1.5 Subordination. The obligations evidenced by the Note shall be subordinate to "Senior Debt", as such term is defined in each of the Subordination Agreements in the form attached hereto as Exhibits C-1 and C-2 (the "Subordination Agreements").


                              ARTICLE 2 - SECURITY


     2.1  Security.  As  security  for the  Secured  Obligations  (as defined in
Section 2.2), Borrower hereby grants to Lender a security interest in the following described property, and any and all proceeds and products thereof (collectively, the "Collateral"):

          (a) Equipment. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware, firmware and software, all furniture, fixtures, appliances and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto; and

          (b) Inventory. All inventory and goods, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rentals therefrom, whether now in existence or owned or hereafter acquired and wherever located; and

          (c) General Intangibles. All rights, interests, choses in action, causes of action, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired but not limited to, all corporate and business records; all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; all goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal



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



     property  and any  security  agreements  relating  thereto;  all  rights to indemnification; all proceeds of insurance of which Borrower is beneficiary; all letters of credit, guarantees, liens, security interests and other security held by or granted to Borrower; and all other intangible property, whether or not similar to the foregoing; and

          (d) Accounts, Chattel Paper, Instruments and Documents. All accounts, accounts receivable, chattel paper, instruments and documents, whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; and

          (e) Other Property. All other personal property or interests in property now owned or hereafter acquired.

     2.2 Secured Obligations. Without limiting any of the provisions thereof, the Security Instruments (as defined in Section 2.3) shall secure the following indebtedness and other obligations (the "Secured Obligations"):

          (a) the full and timely payment of the indebtedness evidenced by the Note, together with interest thereon, and any extensions, modifications, consolidations or renewals thereof, and any notes given in payment thereof;

          (b) the full and prompt performance of all of the obligations of Borrower to Lender under the Loan Documents (as defined in Section 2.3) to which Borrower is a party; and

          (c) the full and prompt payment of all court costs and other reasonable costs and expenses of whatever kind incident to the collection of the indebtedness evidenced by the Note, the enforcement or protection of the security interests of the Security Instruments or the exercise of any rights or remedies of Lender with respect to the indebtedness evidenced by the Note, including without limitation the reasonable attorney and paralegal fees and costs incurred by Lender, all of which Borrower agrees to pay to Lender upon demand.

     2.3 Security Instruments. The Secured Obligations shall be further secured by the Trademark and Patent Security Agreement in substantially the form attached hereto as Exhibit D (the "Trademark and Patent Security Agreement"). This Agreement, the Trademark and Patent Security Agreement, and any other instruments, documents or agreements now or hereafter securing the Secured Obligations are herein collectively referred to as the "Security Instruments". The Security Instruments, together with the Note and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents".



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



             ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower hereby represents and warrants to Lender as follows:

     3.1 Corporate Status.

          (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower is duly qualified to do business and is in good standing in each state or other jurisdiction in which a failure to be so qualified could give rise to a Material Adverse Event, as hereinafter defined. The states or other jurisdictions in which Borrower is so qualified are set forth on
     Schedule 3.1(a). For purposes of this Agreement, "Material Adverse Event" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in (i) an adverse effect upon the validity or enforceability of any Loan Document or (ii) a material and adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of Borrower.

          (b) Except as set forth on Schedule 3.1(b), Borrower does not own, directly or indirectly, any capital stock or other equity interest of any corporation, partnership, joint venture, limited liability company or other business organization in which Borrower holds or owns, directly or indirectly, 50% or more of the outstanding shares of capital stock or other equity interest having ordinary voting power for the election of directors (or others performing similar functions) or, in the case of a partnership, joint venture, limited liability company or similar entity, which has the power, directly or indirectly, to effect the management or policies thereof (any such corporation, partnership, joint venture, limited liability company or other business organization, a "Subsidiary").


          (c) The authorized capital stock of Borrower consists solely of 25,000,000 shares of common stock, $ 0.10 par value, of which 5,158,614 shares (the "Shares") are issued and outstanding in the following amounts, and to the following shareholders:

--------------------------------------------------------------------------------
           Shareholders                    # of Shares          % Ownership
--------------------------------------------------------------------------------

          John W. Stealey                  4,688,000              90.88
--------------------------------------------------------------------------------
       Southeast Interactive                165,114                3.20
--------------------------------------------------------------------------------

         Robert L. Pickens                  120,000                2.33
--------------------------------------------------------------------------------

        Jeffrey G. Stealey                   72,000                1.40
--------------------------------------------------------------------------------



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



--------------------------------------------------------------------------------
           Shareholders                    # of Shares          % Ownership
--------------------------------------------------------------------------------

        Raymond E. Rutledge                  50,000                0.97
--------------------------------------------------------------------------------

         William J. Kaluza                   40,000                0.76
--------------------------------------------------------------------------------

        Joseph F. Rutledge                   10,000                0.19

         Bruce C. Milligan                   6,000                 0.12
--------------------------------------------------------------------------------

        Jeffrey A. Gosztyla                  5,000                 0.10
--------------------------------------------------------------------------------

          Anne C. Sprague                    2,500                 0.05
--------------------------------------------------------------------------------

TOTAL                                      5,158,614               100%
--------------------------------------------------------------------------------


     In addition, there are 3,490,548 shares of such common stock reserved for issuance upon exercise of the Warrant and the Additional Warrants; provided that the number of shares so reserved shall be increased in accordance with the terms of the Warrant and the Additional Warrants. Except for the Shares, there are no shares of capital stock or other securities of Borrower issued or outstanding. Except as specified in Schedule 3.1(c), there are no outstanding options, warrants or rights to purchase or acquire from Borrower any securities of Borrower, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions relating to any shares of capital stock or other securities of Borrower, whether or not outstanding, to which Borrower is a party or by which it is bound or, to the best knowledge of Borrower, to which any of its shareholders is a party or by which any such shareholder is bound. All of the Shares are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by any party. Borrower has not violated any federal or state securities laws in connection with the issuance of any securities.

          (d) The issuance of the Warrant has been duly authorized and, upon delivery to Lender, will be validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances. Except as set forth in
     Schedule 3.1(d), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by any party with respect to the issuance of the Warrant or the issuance of common stock upon exercise of the Warrant. The issuance of shares of common stock upon exercise of the Warrant has been duly authorized and, when issued upon exercise of the Warrant in accordance with the terms thereof, such shares of common stock will be validly issued, fully paid and nonassessable. The offer, sale and issuance of the Warrant do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws.

     3.2 Authorization. Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any



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



other person, firm, governmental agency or other legal entity, other than consents listed on Schedule 3.2, which consents have previously been obtained. Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest in the Collateral. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower is a party, and the performance by Borrower of its obligations hereunder and thereunder are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with the articles of incorporation or bylaws of Borrower or any material agreement binding upon Borrower or its properties or any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party, are duly authorized to act on behalf of Borrower.

     3.3 Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium, or similar laws or provisions affecting the rights of creditors generally and further subject to the discretion of the court in the exercise of equitable remedies.

     3.4 Priority of Liens; Title to Property. Except as disclosed on Schedule 3.4, there are no outstanding loans, liens, pledges, security interests, agreements or other financings which provide any third person with a lien against any of the collateral securing the Secured Obligations, whether such collateral is pledged pursuant to this Agreement or any other Security Instruments. Borrower has good and marketable title to all of its real and personal property, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 3.4.

     3.5 Location of Collateral. The records with respect to all intangible personal property constituting the collateral security for the Secured Obligations are maintained at one or more of the addresses set forth on Schedule
3.5. None of the Collateral comprised of tangible personal property is located at any address other than at one of the addresses set forth on Schedule 3.5.

     3.6 Litigation. Except as set forth on Schedule 3.6, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair materially the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.



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



     3.7 Financial Statements. The financial statements of Borrower heretofore delivered to Lender are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles ("GAAP") consistently applied (except that the unaudited financial statements do not include footnotes and are subject to normal year-end adjustments), and fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the condition (financial or otherwise), business, operations, properties or, to the best of Borrower's knowledge, prospects of Borrower since the date(s) thereof, and no additional Debt as defined in Section 4.4 has been incurred by Borrower since the date(s) thereof.

     3.8 No Defaults. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, the charter documents or bylaws of Borrower or any mortgage, security deed or agreement, deed of trust, lease, loan or credit agreement, partnership agreement, license, franchise or any other material instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or, to the knowledge of Borrower, affected.

     3.9 Compliance With Law. Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition).

     3.10 Environmental Matters. Borrower has no actual knowledge of (i) the presence of any Hazardous Substances (as defined below) on any property owned, leased or otherwise controlled by Borrower (collectively, the "Property"); (ii) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of the Property; (iii) the presence on any of the Property of underground or above-ground storage tanks or pipelines which are required to be licensed by any local, state or federal agency; (iv) any spills or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property; (v) any failure by Borrower to comply with any Applicable Environmental Laws (as defined below); (vi) any notices related to Borrower or any of the Property claiming a violation of any Applicable Environmental Laws, or the commencement of any action or proceeding against Borrower or related to any of the Property alleging a violation of Applicable Environmental Laws; (vii) any notices related to Borrower or any of the Property requiring compliance with Applicable Environmental Laws, or demanding payment or contribution for injury to the environment or human health; or (viii) any outstanding notices or citations relating to violations by any former owner or operator of any of the Property. For the purposes of this Agreement, "Hazardous Substances" means any substance or material defined or designated as a hazardous or toxic waste, material or substance, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect, including, without limitation, asbestos in any form, urea formaldehyde foam



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insulation,  petroleum products, and polychlorinated biphenyls. For the purposes of this Agreement, "Applicable Environmental Laws" means any and all applicable local, state, and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport, or disposal of any Hazardous Substances.

     3.11 Taxes. Borrower has filed or caused to be filed all tax returns required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower or any of its properties.

     3.12 Certain Transactions. Except as set forth on Schedule 3.12(a), (i) Borrower is not indebted, directly or indirectly, to any of its respective officers or directors, or to their respective spouses or children, and (ii) none of said officers or directors or any members of their immediate families are indebted to Borrower or have any direct or indirect ownership interest in any firm or corporation with which Borrower is affiliated or with which Borrower has a business relationship, or any firm or corporation which competes with Borrower, except that officers and directors of Borrower may own no more than 1% of the outstanding stock of any publicly traded company which competes directly with Borrower. Except as set forth on Schedule 3.12(b), no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with Borrower and each such contract has been fully disclosed to and approved by the Board of Directors of Borrower and is on arm's length terms. Except as set forth on Schedule 3.12(c), Borrower is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.13 Intellectual Property. Borrower is the lawful owner of or has the lawful right to use all of its proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical data and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by
Borrower or marketing studies conducted by Borrower, all of which is commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Borrower has good and valid title to or has a valid and subsisting license to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by Borrower or used or required by Borrower in the operation of its business as presently being conducted. To the actual knowledge of Borrower, there is no



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



infringement or conflict with rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how utilized by Borrower. To the actual knowledge of Borrower, no products or processes of Borrower infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration. Borrower follows such procedures as are necessary or appropriate to provide reasonable protection of Borrower's trade secrets and proprietary rights in intellectual property of all kinds. To the actual knowledge of Borrower, no person employed by or affiliated with Borrower has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the knowledge of Borrower, no person employed by or affiliated with Borrower has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture, sale or lease of any product or proposed product or the development or sale of any service or proposed service of Borrower.

     3.14 Regulatory Compliance. Borrower possesses all licenses, permits and other authorizations from federal, state or local regulatory bodies necessary for the conduct of its business and for the ownership, maintenance and operation of its properties and assets. All such licenses, permits and authorizations are in full force and effect.

     3.15 ERISA. With respect to the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder ("ERISA"):

          (a) Plans. Schedule 3.15 sets forth any and all "employee benefit plans" maintained by or on behalf of Borrower or any ERISA Affiliate as defined in Section 3(3) of ERISA (a "Plan"), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits. For purposes of this Agreement, "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with Borrower, is treated as a single employer under Section 414(b), (c), (m) or
     (o) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder (the "Code"); and "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any defined benefit pension plan or Multiemployer Plan.

          (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance in all material respects with all applicable laws.

          (c) Liabilities. Except for liabilities and expenses which become payable and are timely paid pursuant to the terms and usual operations of the Plans, Borrower is not currently and, to the best of its knowledge, will not become subject to any material liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any material tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code.

          (d) Funding. Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan or Plans have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) which, in the aggregate, exceed $100,000.

     3.16 Regulations G, T, U and X. Borrower is not engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     3.17 Government Regulation. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal law or state laws limiting its ability to incur indebtedness or to execute, deliver or perform the Loan Documents.

     3.18 Statements Not False or Misleading. No representation or warranty given as of the date hereof by Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

     3.19 Survival. The representations and warranties of Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, shall survive until this Agreement terminates in accordance with Article 7 hereof.


                ARTICLE 4 - COVENANTS AND AGREEMENTS OF BORROWER

     Until payment in full of the Loan, Borrower covenants and agrees as follows:

     4.1 Sales of and Encumbrances on Collateral. Borrower will not sell, exchange, lease, negotiate, pledge, assign or grant any security interest in or otherwise dispose of any Collateral, nor will Borrower permit any other lien of any kind to attach thereto, except that (i) Borrower may sell or lease inventory in the ordinary course of business, (ii) Borrower may sell or otherwise dispose of obsolete or retired equipment in the ordinary course of business, (iii) Borrower may grant security interests to secure "Senior Debt" as such term is defined in the Subordination Agreements, (iv) Borrower may grant to Branch Banking & Trust Company a security interest in certain of its assets pursuant to the Promissory Note dated January 24, 1995, and (v) Borrower may grant security interests to Lender.

     4.2 Use of Proceeds. Borrower shall use the proceeds of the Loan to finance expansion of the Borrower's existing business and for general operating expenditures.

     4.3 Further Assurances. Borrower will take all actions reasonably requested by Lender to create and maintain in Lender's favor valid liens upon and perfected security interests in any Collateral secured pursuant to this Agreement or the other Security Instruments and all other security for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower agrees to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's liens and security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

     4.4 Limitations on Debt and Obligations. Borrower shall not incur, assume or otherwise suffer to exist any Debt except (i) Debt reflected on Borrower's balance sheet dated as of December 31, 1996 and delivered to Lender in connection with the making of the Loan, (ii) "Senior Debt" as such term is defined in the Subordination Agreements, and (iii) Debt incurred pursuant to this Agreement and evidenced by the Note. For purposes of this Agreement, "Debt" of any person means, without duplication, (a) all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such person, (c) all capitalized lease obligations of such person (to the extent required by generally accepted accounting principles to be included on the balance sheet of such person) and
(d) all obligations of such person (contingent or otherwise) to guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Debt of another person.

     4.5 Financial Statements and Reports. Borrower shall furnish to Lender the following financial information:

          (i) within one hundred and twenty (120) days after the end of each fiscal year of Borrower, audited consolidated financial statements of Borrower, including a balance sheet as of the close of such fiscal year, an income statement and statements of changes in stockholders' equity, and of cash flows for such fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and with the report thereon of independent public accountants acceptable to Lender (provided any "Big 6" accounting firm shall be deemed acceptable);

          (ii) within one hundred and twenty (120) days after the end of each fiscal year of Borrower, a certificate of the chief executive or chief financial officer of Borrower stating that to the best knowledge of such officer, (A) Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and (B) no Event of Default hereunder has occurred and is continuing (or if such officer has knowledge that an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith);

          (iii) within forty-five (45) days after the end of each calendar month ending on or before September 30, 1997, a consolidated balance sheet of Borrower as of the close of such month and consolidated statements of earnings and retained earnings of Borrower for such month and for the prior months of the current fiscal year (on a year to date basis), all in reasonable detail and unaudited but prepared on the basis of GAAP consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a report of Borrower's management with respect to such financial statements;

          (iv) within thirty (30) days after the end of each calendar month ending after September 30, 1997, a consolidated balance sheet of Borrower as of the close of such month and consolidated statements of earnings and retained earnings of Borrower for such month and for the prior months of the current fiscal year (on a year to day basis), each compared to the same period in the previous fiscal year, all in reasonable detail, and unaudited but prepared on the basis of GAAP consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a report of Borrower's management with respect to such financial statements; and

          (v) with reasonable promptness, such other financial data as Lender may reasonably request.

     4.6 Maintenance of Books and Records; Inspection. Borrower shall maintain its books, accounts and records on the basis of GAAP consistently applied, and permit a representative of Lender to visit and inspect any of its properties (including but not limited to the collateral security described in Section 2.1 or the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided, however, should there exist no Event of Default, Lender shall provide reasonable notice to the Borrower and will conduct such visits and inspections without material interruption of the business of the Borrower.

     4.7 Insurance. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain, in amounts customary for entities engaged in comparable business activities, fire, liability and other forms of insurance on its properties (including but not limited to the collateral now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as is customary in Borrower's business. Lender shall be named as an additional insured with respect to liability insurance and an additional loss payee with respect to hazard insurance (subject to the interests of any holder of "Senior Debt" as such term is defined in the Subordination Agreements). Each such insurance policy shall require the insurer to notify Lender in writing at least thirty (30) days prior to any cancellation or material reduction or limitation of such policy. At the request of Lender, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

     4.8 Taxes and Assessments. Borrower shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided that Borrower shall have the right to contest in good faith and by appropriate proceedings the applicability or validity of any such tax, assessment, charge or levy without paying such tax, assessment, charge or levy so long as adequate reserves with respect thereto are maintained in accordance with generally accepted accounting principles.

     4.9 Corporate Existence. Borrower shall maintain its corporate existence in the state indicated in Section 3.1 hereof, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is required by applicable law; provided, however, that Borrower shall be permitted to merge with and into a Delaware or North Carolina corporation for the sole purpose of changing its state of incorporation to the State of Delaware or the State of North Carolina provided that (i) the shareholders of the surviving corporation immediately prior to such merger are the sole shareholders of Borrower immediately after to such merger, (ii) the number of authorized and issued and authorized and unissued shares, and the respective classes and series, of capital stock of the surviving corporation shall be the same as the number of authorized and issued and authorized and unissued shares, and the respective classes and series of capital stock of Borrower immediately prior to such merger, (iii) the voting powers, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of all classes and series of capital stock of the surviving corporation shall be identical to the voting powers, designations, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions of the respective classes and series of capital stock of Borrower as in effect immediately prior to such merger, (iv) Lender shall have received (A) an assumption agreement in form and substance satisfactory to Lender, duly executed by the surviving corporation and pursuant to which the surviving corporation shall expressly assume all of the obligations of Borrower under this Agreement and the other Loan Documents, and (B) such acknowledgments, certificates, instruments and legal opinions relating to such merger and assumption agreement as the Lender shall reasonably request, and (v) the provisions of Section 203 of the Delaware General Corporation Law or [insert any similarly North Carolina provision] would not apply to Borrower or the authorization or issuance of the shares of capital stock to be issued pursuant to the Warrant.

     4.10 Compliance with Law and Agreements. Except where failure to do so does not and would not constitute a Material Adverse Event, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

     4.11 Environmental Requirements. In addition to, and not in derogation of, the requirements of Section 4.10, Borrower will comply with all laws, governmental standards and regulations applicable to Borrower or to properties owned or leased by Borrower, in respect of occupational health and safety and Applicable Environmental Laws (unless such laws, standards or regulations are being contested in good faith by appropriate proceedings and adequate reserves therefor have been established), promptly notify Lender of its receipt of any notice of a violation of any such law, standard or regulation, and indemnify and hold Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon Lender on account of Borrower's failure to perform its obligations under this Section 4.11.

     4.12 Notice of Default. Borrower shall give written notice to Lender of the occurrence of any default or Event of Default under this Agreement or default or event of default under any other Loan Document promptly upon knowledge of the occurrence thereof. Borrower shall give written notice to Lender of the occurrence of any default under any of the documents evidencing, governing or otherwise relating to "Senior Debt" as such term is defined in the Subordination Agreements (the "Senior Debt Documents").

     4.13 Notice of Litigation. Borrower shall give notice, in writing, to Lender of (i) any actions, suits or proceedings instituted by any persons whomsoever against Borrower or materially affecting any of the assets of Borrower, and (ii) any dispute between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of Borrower, except where such actions, suits, proceedings and disputes do not and would not reasonably be expected to constitute a Material Adverse Event.

     4.14 ERISA. If Borrower has in effect, or hereafter institutes, a Plan, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (i) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (ii) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan; and
(iii) Borrower hereby covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     4.15 Key Man Insurance. Borrower will maintain in full force and effect, at all times during the term of this Agreement and at its sole cost and expense, an insurance policy in the amount of at least the amount of the Loan insuring the life of J. W. Stealey, issued by an insurance company having an A.M. Best Rating of "A" or better and a financial size category of not less than VIII, the proceeds of which policy shall be assigned to Lender.

     4.16 Name Change. Borrower will not change its name or conduct its business under any name other than its legal name and any name set forth on Schedule 4.16, unless Borrower shall have given Lender thirty (30) days prior written notice and delivered to Lender such executed Uniform Commercial Code financing statements and financing statement amendments and opinions of counsel as Lender shall reasonably request.

     4.17 Merger, Consolidation and Sale of Assets. Borrower will not (a) acquire the business of or a substantial portion of the assets of, or merge or consolidate with any other person or entity or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any person or entity, other than sales or leases of inventory in the ordinary course of business, or (b) acquire or create any Subsidiaries; provided, however, that Borrower may acquire the business of or a substantial portion of the assets of, any other person or entity or acquire a Subsidiary provided that the value of the aggregate consideration paid by Borrower therefor (whether in cash, securities or other property) for all such acquisitions made during the term of this Agreement shall not exceed $500,000.

     4.18 Liability for Other Parties. Borrower will not become liable, directly or indirectly, for any obligation of any other person, by guaranty, endorsement, or otherwise, except by endorsement in the ordinary course of business of negotiable instruments payable at sight for deposit or collection, and except for those guarantees set forth on Schedule 3.12(c).

     4.19 Dividends; Redemptions. Borrower will not (i) declare, set aside, or pay any dividend or make any other distribution, whether in cash, in kind, or otherwise, on account of or with respect to, or (ii) apply any of its funds, property or assets to the purchase, redemption or other retirement of, any class of its capital stock or any warrants, options or other rights with respect to any class of its capital stock; provided, however, that Borrower may apply its funds to the purchase, redemption or other retirement of its capital stock held by former employees of Borrower or options to purchase its capital stock held by former employees of Borrower provided the aggregate amount of funds applied to all such purchases, redemptions and other retirements during the term of this Agreement does not exceed $100,000.

     4.20 Liquidation. Borrower will not permit the dissolution or liquidation of Borrower.

     4.21 Loans and Investments. Borrower will not (i) make any loans other than deposits required by government agencies or public utilities, or (ii) make any investments (which term shall include the purchase of any ownership or similar interest in any corporation, partnership, joint venture, limited liability company or other business organization or the purchase of any debt or equity securities or instruments issued by any such entity) other than cash equivalent investments; provided, however, that Borrower may make any such investments provided that the aggregate consideration paid by Borrower in respect of all such investments (whether in cash, securities or other property) made during the term of this Agreement shall not exceed $250,000.

     4.22 Notice of Issuance of Stock. Upon the issuance of additional shares of capital stock of Borrower, Borrower shall promptly disclose to Lender, in writing, the number of shares issued, the price therefor, and such other information as Lender may from time to time reasonably request.

     4.23 Change in Business. Borrower will not engage in any line of business other than the business conducted by Borrower as of the date of this Agreement or such related or incidental lines of business as its Board of Directors shall approve.

     4.24 Location of Business and Collateral. Borrower shall give written notice to Lender (i) thirty (30) days prior to the opening of any new business office, setting forth the address (including county) of such new location, (ii) thirty (30) days prior to changing the location of records with respect to intangible personal property constituting collateral security for the Secured Obligations and (iii) whenever any Collateral comprised of tangible personal property will be located in a county or state that is not set forth on Schedule
3.5 hereof for a period of four months or longer. Prior to establishing any new business office location or locating any collateral in a county or state that is not set forth on Schedule 3.5 hereof for a period of four months or longer, Borrower shall have (i) executed and delivered to Lender all financing statements and financing statement amendments which Lender may reasonably request in connection therewith in order to perfect and protect the security interests and priority of Lender in such Collateral, (ii) paid in full all filing fees and taxes, if any, payable in connection with such filings and (iii) complied with any other requirement in this Agreement or any other Loan Document relating to the location of any Collateral.

     4.25 The Interactive Creations Incorporated Merger. Upon consummation of the merger by and among ICI Acquisition Corp., a North Carolina corporation and wholly-owned subsidiary of Borrower and Interactive Creations Incorporated, a Texas corporation, Borrower will (a) cause the surviving corporation to execute a subsidiary guaranty and security agreement, in each case in form and substance satisfactory to Lender, guaranteeing on an unconditional basis the due and punctual payment of all Secured Obligations and granting a security interest in substantially all of the assets of the surviving corporation, (b) pledge the surviving corporation's stock to Lender as security for the Secured Obligations pursuant to a pledge agreement in form and substance satisfactory to Lender, and
(c) provide such opinions of Borrower's counsel as Lender shall reasonably request.

     4.26 Information; Post-Closing Review. Borrower will furnish to Lender such financial data and other information relating to the business of Borrower as Lender may from time to time reasonably request. In addition to the foregoing, at Lender's request, no later than ninety (90) days after the Loan is advanced, Borrower shall furnish Lender a certificate executed by the president itemizing the use of proceeds from the Loan, and, at Lender's request, Borrower shall cooperate with Lender in connection with a post-closing review with respect to the use of the proceeds of the Loan and such other matters relating to the Loan as Lender shall reasonably request.


                        ARTICLE 5 - CONDITIONS TO CLOSING


     5.1 Deliveries. The obligation of Lender to make the Loan is subject to the receipt by Lender of the following documents, each of which shall be reasonably satisfactory to Lender in form and substance:

          (a) Corporate Documents. A copy of the Articles of Incorporation of Borrower, as certified by the Secretary of State of Maryland, and a certificate of existence or good standing from the Secretary of State of Maryland and each other State in which Borrower is legally required to qualify to transact business as a foreign corporation, each as of a recent date.

          (b) Security Instruments. Each of the Security Instruments, duly executed by Borrower.

          (c) Officer's Certificate. A certificate of the President of Borrower to the effect set forth in Exhibit E.

          (d) Opinion of Counsel. The favorable written opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to Borrower, in form reasonably satisfactory to King & Spalding, counsel to Lender, and substantially in the form of

     Exhibit F hereto.

          (e) The Note. The Note, duly completed and executed by Borrower.

          (f) UCC-1 Financing Statements. Financing statements on Form UCC-1, duly completed and executed by Borrower.

          (g) Stock Purchase Warrant. The Warrant duly completed and executed by Borrower.

          (h) Subordination Agreements. The Subordination Agreements, duly executed by Borrower and each of High Point Capital, LLC and Cupertino National Bank and Trust.

          (i) Consents and Approvals. True copies of all consents and required governmental approvals, if any, necessary to the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby.

          (j) Closing Certificate. A certificate of a duly authorized officer of Borrower, substantially in the form of Exhibit G hereto, certifying that, after giving effect to this Agreement, all representations and warranties herein are true and correct and there is no default or Event of Default in existence as of such date, nor any event which, given the passage of time, would constitute an Event of Default.

          (k) Shareholder Subordination Agreements. Shareholder Subordination Agreements, duly executed by Borrower, J.W. Stealey, Robert L. Pickens, Laura M. Stealey and any other holder of capital stock of Borrower that has extended credit to Borrower.

          (l) Additional Deliveries. Such additional documents, certificates and instruments as are deemed reasonably necessary or appropriate by Lender.

     5.2 Other Conditions to Lender's Obligation to make Loan. The obligation of the Lender to make the Loan is subject to the satisfaction of each of the additional conditions precedent set forth in this Section 5.2:

          (a) Compliance with Warranties, No Default, etc. The representations and warranties set forth in this Agreement and the Security Instruments shall have been true and correct in all material respects, both before and after giving effect to the making of the Loan.

          (b) No Default. No Event of Default shall have occurred and be continuing, and no event shall have occurred that with the giving of notice or the passage of time or both would constitute an Event of Default.

          (c) Material Adverse Event. In the reasonable judgment of Lender, no Material Adverse Event shall have occurred.


                        ARTICLE 6 - DEFAULT AND REMEDIES

     6.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

          (a) default in the punctual payment of any portion of the principal amount of the indebtedness evidenced by the Note, or default in the payment of any interest on the indebtedness evidenced by the Note which is not cured within five (5) days;

          (b) any representation by Borrower hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender, is untrue in any material respect on the date as of which made, stated or certified;

          (c) a default or event of default (not covered by Section 6.1(a) or (b)) shall occur under, or there shall occur such other failure by Borrower to perform its obligations under, any of the Loan Documents and such default or event of default shall not be cured within thirty (30) days;

          (d) Borrower (i) shall admit in writing its inability to pay its debts generally as they become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made that remains undismissed for sixty (60) days; or (v) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

          (e)  Borrower   shall  be   liquidated,   dissolved,   partitioned  or
     terminated, or the articles or certificate of incorporation of Borrower shall expire or be revoked;

          (f) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any indebtedness of Borrower now or hereafter owed to Lender, other than the Loan, subject to any applicable grace period; or

          (g) (i) Borrower shall fail to pay any principal of or premium or interest on any Debt owed by Borrower (other than the Loan), which is outstanding in a principal amount of at least $100,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, acceleration, demand or otherwise), and such failure shall continue after any cure period applicable thereto; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness and shall continue after any applicable cure period, if the effect of such event or condition is to accelerate or permit the acceleration of such indebtedness; or (iii) any such indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof; or (iv) any such indebtedness shall be required to be prepaid, redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

          (h) the occurrence of any default or event of default under the Senior Debt Documents which is not cured within any applicable grace period;

          (i) any person set forth on Schedule 6.1(i) shall have sold, transferred or otherwise disposed of record or beneficial ownership of more than ten percent (10%) of the shares of common stock of Borrower held by such person on the date hereof;

          (j) any person set forth on Schedule 6.1(j) attached hereto shall cease to hold the office of Borrower set forth opposite such person's name on said Schedule; or

          (k)  Borrower  shall  fail to provide  the  documents  required  under
     Section 4.25 of this Agreement within 30 days of consummation of the merger by and among ICI Acquisition Corp., a North Carolina corporation and wholly-owned subsidiary of Borrower and Interactive Creations Incorporated, a Texas corporation.

     6.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in Section 6.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described in Section 6.1, Lender at any time thereafter while such Event of Default is continuing may at its option accelerate the maturity of the indebtedness evidenced by the Note, whereupon such indebtedness shall be and become immediately due and payable; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

          (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of this Agreement (including without limitation, those remedies set forth in Sections 6.3 and 6.4), the Security Instruments and all of the other Loan Documents;

          (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC"); and

          (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     6.3 Lender's Rights.

          (a) Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time after the occurrence, and during the continuation of, an Event of Default, in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do the following:

               (i) in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to such Collateral whenever payable;

               (ii)to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or part of the premiums therefor and the reasonable costs thereof; and

               (iii) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Lender or as Lender shall direct, to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, to sign and endorse any invoices, freight or express bills, bills of lading, storage or
          warehouse    receipts,    drafts
     against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral, to defend any suit, action or proceeding brought against Lender with respect to any Collateral, to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Lender may deem appropriate, to assign any trademark (along with goodwill of the business to which such trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine, and generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Lender's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and the liens of Lender thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

     Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable, except upon repayment in full of all Secured Obligations, at which time this power of attorney shall terminate without further action of Borrower or Lender.

          (b) Other Powers. Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in
     Section 6.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) No Duty on the Part of Lender. The powers conferred on Lender hereunder are solely to protect the interests of Lender in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its partners, officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     6.4 Remedies with respect to Collateral. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrower or any other person (all and each of which demands, defenses, advertisements and notices are
hereby  waived),   may  in  such  circumstances   forthwith
collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or on future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, at any private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right of equity is hereby waived or released. Borrower further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower's premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five days before such sale or other disposition. Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and expenses of any attorneys employed by Lender to collect such deficiency.

     6.5 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

     6.6 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

          (a) First, to the costs and expenses, including reasonable attorney and paralegal fees and costs, incurred by Lender in connection with the exercise of its remedies;

          (b) Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

          (c) Third, to the payment of accrued and unpaid interest on the indebtedness evidenced by the Note;

          (d) Fourth, to the payment of the unpaid principal of the Note;

          (e) Fifth, to the payment of all other Secured Obligations that are due and payable; and

          (f) Sixth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.


                            ARTICLE 7 - TERMINATION


     This Agreement shall remain in full force and effect until the payment in full by Borrower of all amounts owed to Lender under the Loan Documents, at which time Borrower will prepare all documents necessary to release Lender's security interest in the Collateral, including appropriate UCC-3 termination statements. Within thirty (30) days after receipt by Lender of all such documents, Lender will execute and deliver to Borrower all such documents to release its security interests in the Collateral.


                            ARTICLE 8 - MISCELLANEOUS


     8.1 Performance By Lender. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses reasonably incurred by Lender in connection therewith (including but not limited to reasonable attorney and paralegal fees and costs), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrower and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender, in its sole and complete discretion and without any liability therefor, shall determine the necessity for any such actions and of the amounts, if any, to be paid.

     8.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     8.3 Costs and Expenses. Borrower agrees to pay all costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorney and paralegal fees and costs, promptly upon demand of Lender. Borrower further agrees to pay all of the out-of-pocket costs and expenses incurred by Lender in connection with the maintenance of its security interest in the Collateral, protection of the Collateral, and collection of the Loan, including but not limited to reasonable attorney and paralegal fees and costs related thereto (including any such incurred in connection with any appellate litigation), promptly upon demand of Lender.

     8.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and transferred in whole or in part by Lender and any such subsequent holder or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in the Note, this Agreement and the other Loan Documents (or any portion thereof). Lender shall notify Borrower in writing of any such endorsement, assignment or transfer by Lender. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

     8.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

     8.6 Severability. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby nor shall the validity and enforceability thereof be affected.

     8.7  Interest  and Loan  Charges  Not to  Exceed  Maximum  Allowed  by Law.
Anything in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other consideration agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or other consideration paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and other consideration shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note or refunded to Borrower, in Lender's sole discretion, so that at no time shall the interest and other consideration paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

     8.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     8.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by certified mail or nationally recognized overnight courier service (such as Federal Express) to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, the third day after the date of mailing, or the business day after the date of delivery to such courier service, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement, notices, elections or demands made pursuant hereto shall be made to the following addresses:

               If to Lender:            Petra Capital, LLC
                                        150 Fourth Avenue North, Suite 1050
                                        Nashville, TN 37219
                                        Fax: 615-313-5990
                                        Attention: John S. Stein, III

               with a copy to:          King & Spalding
                                        191 Peachtree Street
                                        Atlanta, GA 30303-1763
                                        Fax: 404-572-5149
                                        Attention: Hector E. Llorens, Jr.

               If to Borrower:          Interactive Magic, Inc.
                                        215 Southport Drive, Suite 1000
                                        Morrisville, NC 27560
                                        Fax: 919-461-0723
                                        Attention: William J. Kaluza

               with a copy to:          Smith, Anderson, Blount, Dorsett,
                                        Mitchell & Jernigan, L.L.P.

                                        2500 First Union Capitol Center
                                        Raleigh, North Carolina 27601
                                        Fax: 919/821-6800
                                        Attention: Gerald F. Roach


     8.10 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender executed contemporaneously herewith represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

     8.11 Counterparts. This Agreement may be executed in multiple originals or counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

     8.12 Governing Law. This Agreement shall be construed and enforced under the internal laws of the State of Georgia, without reference to the conflict of laws principles thereof.

     8.13 Amendments; Incorporation. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto. All schedules, exhibits, riders, and other documents and instruments referenced herein shall be deemed to be incorporated herein and made a part hereof.

     8.14 Waiver of Jury Trial. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, THE COLLATERAL OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT CONTEMPLATED HEREBY OR DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                      BORROWER:

                                      INTERACTIVE MAGIC, INC.


                                      By:        /s/J. W. Stealey, Sr.
                                         -------------------------------------
                                         Name:   J. W. Stealey, Sr.
                                         Title:

                                      Attest:
                                              --------------------------------
                                         Name:
                                         Title:  Secretary





                                      LENDER:

                                      PETRA CAPITAL, LLC

                                      By: Petra Capital Management, LLC,
                                         -------------------------------------
                                          Manager


                                      By:        /s/John S. Stein, III
                                         -------------------------------------
                                         Name:   John S. Stein, III
                                         Title:  Member



                 [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

                              Index of Attachments


Exhibit A                 Form of Secured Promissory Note
Exhibit B                 Form of Stock Purchase Warrant
Exhibit C-1               Form of High Point Subordination Agreement
Exhibit C-2               Form of Cupertino Subordination Agreement
Exhibit D                 Form of Patent and Trademark Security Agreement
Exhibit E                 Form of Officer's Certificate
Exhibit F                 Form of Opinion of Borrower's Counsel
Exhibit G                 Form of Closing Certificate

Schedule 3.1(a)           Jurisdictions in Which Borrower is Qualified
Schedule 3.1(b)           Subsidiaries
Schedule 3.1(c)           Options, Warrants, Etc.
Schedule 3.1(d)           Preemptive Rights, Etc.
Schedule 3.2              Required Consents
Schedule 3.4              Outstanding Loans, Liens, Security Interests, Etc.
Schedule 3.5              Location of Collateral
Schedule 3.6              Litigation
Schedule 3.12(a)          Insider Debt
Schedule 3.12(b)          Insider Transactions
Schedule 3.12(c)          Guarantees of Insider Debt
Schedule 3.15             ERISA
Schedule 4.16             Other Names
Schedule 6.1(i)           Chance of Ownership
Schedule 6.1(j)           Change of Management



                             -Index of Attachments-
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